Exhibit 10.3

SECURITY AND INTER-CREDITOR AGREEMENT

This SECURITY AND INTER-CREDITOR AGREEMENT (this “Agreement”) is made this 4th day of December, 2014, by and among: (a) American CareSource Holdings, Inc., a Delaware corporation (“Borrower”); (b) the direct or indirect, wholly-owned subsidiaries of Borrower executing below (each individually, a “Subsidiary” and all collectively, the “Subsidiaries”); (c) John Pappajohn, Mark Oman, Edward Scanlon, Peter Unanue, Richard Turner, Matthew P. Kinley, Matthew Thompson, and Bruce Rastetter (each individually, a “Guarantor” and collectively, the “Guarantors”); and (d) Equity Dynamics, Inc., a Iowa corporation ("EDI"), solely as the Collateral Agent (as defined in Section 7(a) below) as of the effective date of this Agreement.

RECITALS

WHEREAS, the Guarantors identified on Exhibit A-1 (the "July Guarantors") executed one or more guaranty agreements (the "July Guaranties") guarantying the repayment of certain indebtedness of Borrower for an aggregate amount of five million dollars ($5,000,000) on terms and conditions set forth in a Revolving Line of Credit Note, dated July 30, 2014, in the original principal amount of $5,000,000 and executed for the benefit of Wells Fargo Bank, N.A., its successors or assigns (the “Bank”), as such note may be amended, restated, modified, replaced or refinanced from time to time (hereinafter referred to, together with any documents executed in connection therewith , as the "July Note");

WHEREAS, in connection with the July Guaranties, Borrower and the July Guarantors entered into an Inter-Creditor Agreement, dated as of July 30, 2014 (the "Original Inter-Creditor Agreement"), addressing certain rights and obligations of the Borrower and the July Guarantors, all as more fully set forth therein;

WHEREAS, the Borrower wishes to obtain additional financing of six million dollars ($6,000,000) on certain terms and conditions set forth in a Revolving Line of Credit Note, dated December 4, 2014, executed for the benefit of the Bank (hereinafter referred to, as the same may be amended, restated or modified from time to time, together with any documents executed in connection therewith, as the "December Note");

WHEREAS, Borrower requested that the Guarantors identified on Exhibit A-2 (the "December Guarantors") execute one or more guaranty agreements (the "December Guaranties") guarantying the repayment of certain indebtedness of Borrower for an aggregate amount of $6,000,000 on terms and conditions set forth in the December Note;

WHEREAS, in connection with the July Note, Borrower and the Subsidiaries executed security agreements and other documents (hereinafter referred to collectively with any financing statements or other collateral documents, instruments or writings executed in connection therewith, as the “Bank Security Documents”) pursuant to which Borrower and the Subsidiaries granted to the Bank, as security for all obligations of Borrower with respect to the July Note, a security interest in certain personal property owned by Borrower and the Subsidiaries as more fully set forth therein (hereinafter, the "Collateral");

WHEREAS, the Bank Security Documents also secure all obligations of Borrower to Bank under the December Note;

WHEREAS, in connection with the execution of the December Note and the December Guaranties, Borrower and all of the Guarantors desire to amend and restate the Original Inter-Creditor Agreement in its entirety and to clarify and address certain rights and obligations of the parties with respect to the July Note and the December Note (collectively, the "Notes") and the July Guaranties and the December Guaranties (collectively, the "Guaranties"), as more fully set forth below, including, without limitation, the full subrogation, contribution or other rights which Guarantors may have with respect to the Collateral in the event of payments under the Guaranties (which such liens shall be subject and subordinate to the liens granted to the Bank and to those others to which the Bank’s interests are subordinate (collectively the "Priority Liens");

WHEREAS, Bank has consented to Borrower's grant of a subordinate lien in the Collateral;

WHEREAS, Borrower and all Guarantors desire, for administrative convenience, to appoint EDI as Collateral Agent, and EDI desires to accept such appointment, to assist with preservation, perfection or enforcement of the liens of Guarantors in the Collateral on the terms and conditions set forth below; and

NOW, therefore in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

1.          Security Interest; Collateral.

(a) Borrower shall repay each Guarantor for any payments made by such Guarantor in connection with such Guarantor’s respective Guaranty. Borrower and Guarantors agree that in the event that any Guarantor or Guarantors make payment to the Bank under the Guaranties, and Borrower fails to repay such Guarantor or Guarantors within ten (10) days of Borrower's receipt of written demand and evidence of such payments (an "Event of Default"), the paying Guarantor or Guarantors shall have all rights and remedies of a secured creditor described herein, which includes rights of foreclosure under Article 9 of the Uniform Commercial Code.

(b) In furtherance of Section 1(a) hereof, Borrower and each Subsidiary expressly grant to the Collateral Agent, for the benefit of the Guarantors, as security for all obligations of Borrower to Guarantors hereunder, including, without limitation, Sections 1(a) and 6 hereof (the "Secured Obligations"), a security interest in the Collateral. Any grants of security interests or descriptions of Collateral in the Bank Security Documents are hereby expressly incorporated into this Agreement by reference as if fully set forth herein. Notwithstanding the foregoing or anything to the contrary in this Agreement or the Bank Security Documents, all parties to this Agreement agree that neither the Collateral Agent, nor any Guarantors, shall be deemed to hold (by virtue of this Agreement, the Bank Security Documents or the Guaranties) any security interest in any membership interests, stock, partnership interest or other legal or beneficial interests (or other ownership or profit interests in, whether voting or nonvoting) that Borrower has in any Subsidiaries or that any Subsidiary has in any other Subsidiary.

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2.          Subordination and Standstill.

(a) Collateral Agent and Guarantors acknowledge that the liens in, on or with respect to the Collateral that are granted by Borrower hereunder to Collateral Agent, for the benefit of the Guarantors, are expressly subordinated and made junior in right, priority, operation and effect to any and all Priority Liens, and such subordination shall be effective irrespective of the time, order or method of creation, attachment or perfection of any such Priority Lien granted in favor of the Bank or of any defect or deficiency or alleged defect or deficiency in any such Priority Lien.

(b) Collateral Agent and Guarantors agree that until all obligations of Borrower and Subsidiaries to the Bank have been satisfied in full and the Bank no longer asserts a lien on the Collateral, neither the Collateral Agent nor any Guarantor may exercise any right, remedy or power with respect to, or otherwise take any action to enforce any security interest in, or realize upon, the Collateral as a result of any payments made by any Guarantor under the Guaranties. Notwithstanding the foregoing, the Collateral Agent may: (i) file a financing statement or other documents to perfect its security interests in the Collateral; (ii) file a claim or statement of interest with respect to the Collateral in any bankruptcy, insolvency or similar proceeding; and (iii) bid for and purchase the Collateral in any private or judicial foreclosure initiated by any holder of a Priority Lien.

3.          Application of Payment and Proceeds.

(a) Borrower and Guarantors acknowledge that payments made to the Bank by Borrower will be applied by the Bank in accordance with provisions of the Notes, other applicable loan documents, or as specified from time to time by the Borrower in its sole discretion. Notwithstanding the foregoing, it is the intent of Guarantors that for purposes of determining the respective rights and obligations of the Guarantors, payments made to the Bank by the Borrower with respect to the Notes shall be deemed to be applied as follows: (i) first, to interest accrued and unpaid on the July Note; (ii) second, to interest accrued and unpaid on the December Note; (iii) third, to the principal balance of the July Note and any other obligations of Borrower in connection therewith (including, without limitation, late fees or collection costs) until no amounts remain outstanding; and (iv) last, to the principal balance of the December Note and any other obligations of Borrower in connection therewith (including, without limitation, late fees or collection costs) until no amounts remain outstanding.

(b) Guarantors agree that any proceeds realized from the enforcement of any liens granted to the Collateral Agent, on behalf of the Guarantors, under this Agreement or any related documents, instruments or writings and that are not due to the Bank or any other holder of a Priority Lien with respect to the Collateral, shall be applied as follows (and Guarantors hereby expressly direct Collateral Agent to apply such proceeds in the following manner): (i) first, to repayment of the Secured Obligations owed by Borrower to the July Guarantors until all such obligations are paid in full; (ii) next, to repayment of the Secured Obligations owed by Borrower to the December Guarantors until all such obligations are paid in full; and (iii) last, any remaining proceeds shall be paid to, or as directed by, Borrower. In the event that any Guarantor receives any monies in excess of his entitlement under this Section 3(b), then such Guarantor shall hold any such excess monies as custodian for the party entitled to the same pursuant to the preceding sentence and shall promptly return such monies to the Collateral Agent for proper distribution.

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4. Guarantor Obligations; Rights of Contribution.

(a) Each Guarantor acknowledges and agrees that (i) the July Guarantors are only liable for amounts due under the July Note and the December Guarantors are only liable for amounts due under the December Note, (ii) all payments made by the July Guarantors will be applied by the Bank to the July Note, and all payments made by the December Guarantors will be applied by the Bank to the December Note, (iii) the aggregate amount for which any Guarantor shall be liable on any date with respect to the Note or Notes in which such Guarantor has guaranteed shall be the outstanding balance on such Note on such date multiplied by the Proportionate Share Percentage set forth for such Note or Notes opposite the applicable Guarantor’s name on Exhibit A-1 and Exhibit A-2, which amount will not exceed, in the aggregate, the Guaranty Amount set forth opposite the applicable Guarantor’s name on Exhibit A-1 and Exhibit A-2.

(b) Each July Guarantor agrees that if the Bank demands payment of the July Note from any July Guarantors, each July Guarantor shall pay his Proportionate Share Percentage of such demand (as set forth on Exhibit A-1). Similarly, each December Guarantor agrees that if the Bank demands payment of the December Note from any December Guarantors, each December Guarantor shall pay his Proportionate Share Percentage of such demand (as set forth on Exhibit A-2). Any payments to the Bank by a Guarantor shall reduce the applicable Guaranty Amounts opposite such Guarantor’s name on Exhibit A-1 and Exhibit A-2.

(c) If any Guarantor (each, a "Paying Guarantor") makes a payment in connection with a Guaranty in excess of such Guarantor’s Proportionate Share Percentage of any amount demanded by the Bank, then upon an Event of Default, the Paying Guarantor shall give written notice of his payment and the Event of Default to the Collateral Agent. Within two days after receipt of such notice, Collateral Agent shall prepare and deliver a statement to all other Guarantors of the same Note indicating the amount paid and the amount owed by each Guarantor (each, a "Contributing Guarantor") (taking into account all prior payments made). Within five days of receipt of the Collateral Agent’s notice, each Contributing Guarantor shall dispute the information presented in the Collateral Agent’s notice or pay to the Collateral Agent (taking into account all prior payments made) an amount equal to such Contributing Guarantor's Proportionate Share Percentage of such payment. The interested Guarantors shall attempt in good faith to resolve all disputes for at least 15 days before pursuing other legal remedies. If multiple Paying Guarantors have made payment under the same Note, Collateral Agent shall provide in its written notices a description of all payments made and a calculation of amounts owed by each Contributing Guarantor (which may include certain of the Paying Guarantors) in order to equalize the payment obligations in accordance with the applicable Proportionate Share Percentages.

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(d) All payments made by Contributing Guarantors shall be made directly to the applicable Paying Guarantor indicated in the Collateral Agent’s notice. All payments by a Contributing Guarantor shall decrease such Contributing Guarantor’s applicable Guaranty Amount shown in Exhibit A-1 or A-2, and shall increase the remaining Guaranty Amount of the Paying Guarantor.

5.          Consideration. The July Guarantors acknowledge receipt of adequate consideration for the execution of the July Guaranties, which includes the rights granted in the Warrants to Purchase Common Stock of the Company, dated July 30, 2014, as amended. In order to induce the December Guarantors to execute the December Guaranties, the December Guarantors shall be issued, upon the execution of this Agreement and the December Note, warrants to purchase Nine Hundred Sixty Thousand (960,000) shares of the common stock of Borrower at an exercise price of Two and 71/100 Dollars ($2.71) per share. The warrants shall be in the form attached hereto as Exhibit B and allocated to the December Guarantors in accordance with Exhibit A-2.

6.          Legal fees, costs, and expenses. Borrower agrees that it is ultimately responsible for all reasonable costs and expenses, including reasonable attorneys’ fees incurred by the Bank, each Guarantor and the Collateral Agent with respect to this Agreement, the Notes, and other documents, instruments or writings that are attendant with these obligations, and all fees and other charges incurred by the Bank and each Guarantor related to this transaction. All such fees for which Borrower is responsible will be paid by Borrower to the party entitled thereto immediately upon demand.

7.          Collateral Agent.

(a) Each Guarantor hereby irrevocably appoints, designates and authorizes EDI as its collateral agent (together with its co-agents, sub-agents, attorneys-in-fact, successors, assigns and replacements to the extent allowed in accordance with the terms hereof, the "Collateral Agent") under and for purposes of this Agreement to take such actions as Collateral Agent deems to be necessary or desirable for purposes of acquiring, holding and enforcing any and all security interests, mortgages, pledges, hypothecations, assignments, or other lien (statutory or otherwise) against, in, on, or with respect to the Collateral, including, without limitation (i) perfecting or maintaining perfect of the security interest granted by Borrower in the Collateral, (ii) making demands and giving notices under this Agreement or applicable law; (iii) selling, leasing, releasing, surrendering, realizing upon or otherwise dealing with, in any manner and in any order, all or any portion of the Collateral, (iv) exercising any other powers set forth in the hereunder with respect to the Collateral or otherwise available under applicable law; (v) distributing proceeds realized by the Collateral Agent from the Collateral in accordance with the terms of Section 3(b) hereof; and (iv) processing payments from Paying Guarantors and disbursing payments from Contributing Guarantors. Collateral Agent acknowledges and agrees that any actions performed or to be performed by it hereunder as Collateral Agent or otherwise shall be without financial remuneration from the Guarantors or Borrower. Each Guarantor acknowledges that it has, independently and without reliance upon Collateral Agent, any other Guarantor or any related parties, and based on such documents and information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement and to rely on the judgment of the Collateral Agent, and hereby waives any conflicts or potential conflicts that may arise. The provisions of this Section 7 are solely for the benefit of the Collateral Agent and the Guarantors, and neither Borrower nor any other person or entity shall have rights as a third party beneficiary of any of such provisions. EDI hereby accepts this appointment and agrees to act as the Collateral Agent for the Guarantors in accordance with the terms of this Agreement.

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(b) Notwithstanding any provision to the contrary contained in this Agreement, the Collateral Agent shall not be deemed to have any fiduciary relationship with any Guarantor or with Borrower solely by virtue of its role as Collateral Agent hereunder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law and the term "agent" is instead used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;

(c) Without in any way limiting the Collateral Agent's discretion hereunder, Guarantors expressly agree that (i) Collateral Agent shall not be required to take any action that, in the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to this Agreement or applicable Law; (ii) neither Collateral Agent, nor any of its respective directors, officers, employees or agents shall be liable for any action taken or not taken by it (A) in the absence of its own gross negligence or willful misconduct or (B) with the prior written consent of, or at the request of, the three Guarantors identified on Exhibit C (the "Guarantor Committee"), (iii) neither Collateral Agent, nor its directors, officers, employees or agents shall be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement, (B) the contents of any certificate, report, opinion or other document delivered hereunder or in connection herewith or therewith, or (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein; and (iv) the Collateral Agent shall not be required to advance or expend any funds, to incur any financial liability, or to institute any legal proceedings arising out of or in connection with this Agreement unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

(d) Collateral Agent shall be entitled to rely upon, and shall not (nor shall any of its directors, officers, employees or agents) incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person or entity. Collateral Agent may consult with legal counsel, independent accountants and other experts reasonably selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Collateral Agent may at any time and from time to time, but shall be under no obligation to, solicit written instructions in the form of directions from the Guarantor Committee or an order of a court of competent jurisdiction as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement.

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(e) Collateral Agent may resign from the performance of all its functions and duties hereunder at any time by giving thirty (30) days’ prior notice to Borrower and the Guarantors. Collateral Agent may be removed at any time by the Guarantor Committee. Such resignation or removal shall take effect upon the appointment of a successor collateral agent, in accordance with the following provisions:

(i) Upon any notice of resignation by Collateral Agent or upon the removal of Collateral Agent by the Guarantor Committee, the Guarantor Committee shall appoint a successor collateral agent under this Agreement. So long as no Event of Default has occurred and is continuing, such replacement collateral agent must be approved by Borrower in writing, which approval shall not be unreasonably withheld, conditioned or delayed.

(ii) If no successor collateral agent has been appointed by the Guarantor Committee within thirty (30) days after the date such notice of resignation was given by Collateral Agent or the Guarantor Committee elected to remove Collateral Agent, any Guarantor or EDI may petition any court of competent jurisdiction for the appointment of a successor collateral agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor collateral agent, as applicable, who shall serve as Collateral Agent under this Agreement until such time, if any, as the Guarantor Committee appoints a successor collateral agent, as provided above.

Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Collateral Agent, and the retiring (or removed) Collateral Agent shall be discharged from all of its duties and obligations hereunder. The retiring (or removed) Collateral Agent will promptly transfer any Collateral in its possession or control to the successor Collateral Agent and will, subject to payment of its reasonable costs and expenses (including the fees and expenses of outside counsel), execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the Collateral Agent with respect to such Collateral to the successor Collateral Agent. After the retirement or removal of any Collateral Agent hereunder, the provisions of this Section 7 shall continue in effect for the benefit of such retiring (or removed) Collateral Agent in respect of any actions taken or omitted to be taken by it while serving as Collateral Agent.

8.          Miscellaneous.

(a) This Agreement amends and restates, supersedes and otherwise replaces in full the Original Inter-Creditor Agreement, and all parties thereto release any and all claims, rights, and benefits existing or relating to events occurring prior to the effective date of this Agreement under the Original Inter-Creditor Agreement and under all other documents, agreements and other instruments relating to the July loan transaction described in the recitals (it being the intention of the parties that the Original Inter-Creditor Agreement no longer be of any force or effect once this Agreement has been executed by all parties hereto).

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(b) This Agreement may be executed in one or more identical counterparts which when executed by all parties shall constitute one and the same agreement. This Agreement may be executed by fax or other electronic means (such as .pdf or .tiff). This Agreement remains in full force and effect even if the underlying promissory notes, security agreement, financing statements, or other documents executed between Borrower and the Bank or Borrower and the Guarantors are extended, modified, or changed in any way. It is the intent of the parties that if additional financing is obtained by Borrower pursuant to essentially the same agreement, that this Agreement shall remain in full force and effect.

(c) EDI and each Guarantor acknowledges that Adam S. Winger, in his capacity as general counsel of the Borrower, and the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation, are representing the Borrower in connection with this Agreement and the transactions and agreements related hereto, and that neither is representing any other party (including any Guarantor). EDI and each Guarantor further acknowledges that it has been given the opportunity to obtain counsel to review the terms and conditions of this Agreement, and as a result, this Agreement shall not be interpreted against any party as the drafter.

(d) There are no third party beneficiaries to this Agreement; provided, however, that the Bank is an express third party beneficiary solely with respect of the terms of Section 2 hereof.

(e) Words and phrases contained in this Agreement shall be construed as singular or plural in number and in the masculine, feminine or neutered gender according to the context in which such words and phrases appear. It is understood that two of the December Guarantors are also July Guarantors and, for purposes of clarity, their rights and obligations as a July Guarantor or a December Guarantor must be exercised independently in accordance with their respective role in each such grouping of Guarantors.

(f) This Agreement may be specifically modified only by written agreement of all the parties to this Agreement and cannot be assigned by any party without the express written consent of the other parties to this Agreement.

(g) This Agreement shall be construed under the internal laws of the State of Iowa without regard of any conflicts of law provision.

(h) If for any reason any provision of this Agreement shall be inoperative the validity and effect of other provisions shall not be affected thereby.

(i) This Agreement contains the entire agreement of the parties, integrates all terms and conditions mentioned and are incidental to this Agreement and supersedes all prior negotiations and writings and any other previous understanding regarding the parity between the parties to this Agreement. No modifications or waiver of any provisions of this Agreement shall be valid unless signed in writing by all parties hereto.

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Exhibit 10.3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

BORROWER:

American CareSource Holdings, Inc.

By:	/s/ Matthew D. Thompson
Name: Matthew D. Thompson
Title: Chief Financial Officer

SUBSIDIARIES:

ACSH Primary Care Holdings, LLC,

ACSH Urgent Care Holdings, LLC,

ACSH Service Center, LLC,

each a Delaware limited liability company

ACSH Primary Care of Florida, LLC

ACSH Urgent Care of Florida, LLC,

each, a Florida limited liability company

ACSH Primary Care of Georgia, LLC

ACSH Urgent Care of Georgia, LLC

each, a Georgia limited liability company

ACSH Primary Care of Virginia, LLC

ACSH Urgent Care of Virginia, LLC

each, a Virginia limited liability company

ACSH Primary Care of Alabama, LLC

ACSH Urgent Care of Alabama, LLC

each, an Alabama limited liability company

By:	/s/ Matthew D. Thompson
Name: Matthew D. Thompson
Title: Chief Financial Officer

[Signature Page to Security and Inter-Creditor Agreement Page 1 of 2]

GUARANTORS:

/s/ John Pappajohn
John Pappajohn, Guarantor

/s/ Mark Oman
Mark Oman, Guarantor

/s/ Edward Scanlon
Edward Scanlon, Guarantor

/s/ Peter Unanue
Peter Unanue, Guarantor

/s/ Matthew P. Kinley
Matthew P. Kinley, Guarantor

/s/ Richard Turner
Dr. Richard Turner, Guarantor

/s/ Matthew Thompson
Matthew Thompson, Guarantor

/s/ Bruce Rastetter
Bruce Rastetter, Guarantor

Equity Dynamics, Inc., as Collateral Agent

By:	/s/ Matthew P. Kinley
Name: Matthew P. Kinley
Title: Senior Vice President

[Signature Page to Security and Inter-Creditor Agreement Page 2 of 2]

Exhibit 10.3

EXHIBIT A-1

Identity of Guarantors and

Allocation to Guarantors

for the July Guaranties

Guarantor	Guaranty Amount	Proportionate Share %	Warrants
John Pappajohn	$2,750,000	55.0%	440,000
Mark Oman	$1,000,000	20.0%	160,000
Ed Scanlon	$500,000	10.0%	80,000
Peter Unanue	$250,000	5.0%	40,000
Matthew P. Kinley	$250,000	5.0%	40,000
Dr. Richard Turner	$150,000	3.0%	24,000
Matthew Thompson	$100,000	2.0%	16,000
Total	$5,000,000	100.0%	800,000

Exhibit A-1

Exhibit 10.3

EXHIBIT A-2

Identity of Guarantors and

Allocation to Guarantors

for the December Guaranties

Guarantor	Guaranty Amount	Proportionate Share %	Warrants
John Pappajohn	$3,000,000	50%	480,000
Mark Oman	$2,000,000	33.33%	320,000
Bruce Rastetter	$1,000,000	16.67%	160,000
Total	$6,000,000	100.0%	960,000

Exhibit A-2

Exhibit 10.3

EXHIBIT B

Form of Warrant Agreement

Exhibit B

Exhibit 10.3

EXHIBIT C

Guarantor Committee

Initial members of the Guarantor Committee are as follows:

Matt Kinley

Richard D. Turner

Bruce Rastetter

Exhibit C